Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this "Agreement," “Purchase Agreement,” or “Securities Purchase Agreement”), dated as of January 18, 2011, by and among MabCure, Inc., a Nevada corporation, ("Company"), and Centurion Private Equity, LLC, a Georgia Limited Liability Company ( “Buyer”).

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the “Commission” or the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

B. Buyers desire to purchase and the Company desires to issue and sell in a private offering, upon the terms and conditions set forth in this Agreement, senior secured convertible debentures (the “Debentures”) of the Company. The aggregate Subscription Amount of this offering of the Debentures to the Buyer shall be One Hundred Thousand U.S. Dollars (U.S. $100,000)(the “Offering Amount”)(collectively, the “Offering”);

C. The terms of the Debentures, including the terms on which the Debentures may be converted into Common Stock, are set forth in Debenture, in the form attached hereto as Exhibit A;

D. The Debentures will rank senior to all outstanding and future indebtedness of the Company, guaranteed by each of the Company's subsidiaries pursuant to the subsidiary guarantee attached hereto as Exhibit B-1 (the "Subsidiary Guarantee"), and secured by a first priority, perfected security interest in certain of the assets of the Company and the stock and certain of the assets of each of the Company's subsidiaries, as evidenced by the security agreement attached hereto as Exhibit B-2 (the "Security Agreement") and the Intellectual Property Security Agreement attached hereto as Exhibit B-3 (the "Intellectual Property Security Agreement").

NOW THEREFORE, the Company and each Buyer, severally and not jointly, hereby agree as follows:

1. PURCHASE AND SALE OF DEBENTURES.

(a) Certain Definitions. The Company and the each Buyer (severally and not jointly) mutually agree to the terms of each of the Transaction Documents. For purposes hereof:

“1934 Act” shall mean the Securities Exchange Act of 1934.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

“Closing Bring-Down Certificate” shall have the meaning set forth in Section 3(c) below.

“Closing Certificate” shall have the meaning set forth in Section 1(b)(iv)(B) below.

“Closing Legal Opinion” shall have the meaning set forth in Section 1(b)(iv)(C) below.

“Collateral” shall have the meaning ascribed to it in the Security Agreement.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire, directly or indirectly, at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Shares” shall have the meaning set forth in Section 2(a) below.

“Convertible Securities” shall have the meaning ascribed to it in the Debenture.

“Designated Insiders” shall have the meaning set forth in Section 4(n) below.

"Eligible Market" means the over the counter Bulletin Board (“OTC-BB”), the New York Stock Exchange, Inc., the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the American Stock Exchange.

“Escrow Agreement” shall mean an Escrow Agreement, in form of Exhibit C hereto, by and between the Escrow Agent, the Company and the Buyers.

“Escrow Account” shall have the meaning ascribed to it in the Escrow Agreement.

“Escrow Agent” shall have the meaning ascribed to it in the Escrow Agreement.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including (without limitation) “Capital Leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business, consistent with prior practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Intellectual Property” shall have the meaning set forth in Section 3(j) below.

“Intellectual Property Security Agreement” shall have the meaning ascribed to it in Recital “E” above.

“Intellectual Property Rights” shall have the meaning set forth in Section 3(j) below.

“Legend Removal Date” shall have the meaning set forth in Section 6(a).

“Lien” shall have the meaning set forth in Section 5 below.

"Market Price," for any security as of any date, shall have the meaning ascribed to it in the applicable security.

“Material Adverse Effect” shall have the meaning set forth in Section 3(a) below.

“Officer’s Certificate” shall have the meaning set forth in Section 8(c) below.

“Ongoing Share Reservation Requirement” shall have the meaning set forth in Section 4(e) below.

“Options” shall have the meaning ascribed to it in the Debenture.

“Patents” shall have the meaning set forth in Section 3(j) below.

“Person” shall mean an individual, a limited liability company, a partnership, a joint venture, an exempted company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Principal Market” shall have the meaning set forth in Section 4(g) below.

“Purchase Price” shall have the meaning set forth in Section 1(b)(ii) below.

“Required Holders” shall have the meaning ascribed to it in the Debenture.

“Security Agreement” shall have the meaning ascribed to it in Recital “E” above.

“SEC Documents” shall have the meaning set forth in Section 3(g) below.

“Securities” shall have the meaning set forth in Section 2(a) below.

“Security Documents” shall mean the Security Agreement, the form of Subsidiary Guarantee, the Intellectual Property Security Agreement and any other documents and filing required thereunder in order to grant the Buyers a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including but not limited to all UCC-1 filing receipts and documentation evidencing filing of liens with the United States Patent and Trademark Office.

“Subscription Amount” shall have the meaning set forth in Section 10 below.

“Subsidiaries” shall have the meaning set forth in Section 3(a) below.

"Trading Day" shall mean any day on which the Common Sock is traded for any period on the Principal Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Trading Market” means the Eligible Market on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” shall mean this Securities Purchase Agreement, the Debenture, the Security Documents and any other agreements delivered together with this Agreement or in connection herewith.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Debentures or as Interest Payment Shares (as defined in the Debenture).

“Variable Equity Securities” shall have the meaning set forth in Section 4(d)(ii) below.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Buyers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company.

(b) Closing of Purchase of Debentures; Escrow. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date (as defined below), the Company shall issue and sell to each Buyer and each Buyer, severally and not jointly, agrees to purchase from the Company a Debenture in the principal amount equal to the Subscription Amount (as defined in Section 10).

(i) Form of Debenture. The Debenture shall be in the form annexed hereto as Exhibit A.

(ii) Form of Payment. The purchase price for each Debenture to be purchased by the Buyer at the Closing (the "Purchase Price") shall equal the Subscription Amount. On or before the Closing Date (as defined below), (i) each Buyer shall pay the Purchase Price for the Debentures to be issued and sold to it at the Closing (as defined below) by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of a duly executed Debenture having an aggregate initial principal amount (the “Original Principal Amount”) equal to the Purchase Price , and (ii) the Company shall deliver such Debentures duly executed on behalf of the Company, to Buyer, against delivery of such Purchase Price.

(iii) Closing Date. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, the "Closing" with respect to a Buyer shall occur when subscriber funds representing the aggregate Purchase Price of the Debenture being purchased by such Buyer are transmitted by wire transfer of immediately available funds by each Buyer to the Company, assuming that the Transaction Documents are signed by both parties prior to or within three (3) Business Days following such transmission. The date of the Closing shall be referred to herein as the “Closing Date.” Unless otherwise mutually agreed by the parties, the last Closing hereunder shall occur not later than January 25, 2011. The Closing contemplated by this Agreement shall occur on the applicable Closing Date at the offices of the Company, or at such other location as may be agreed to by the parties.

(iv) Closing Deliveries. Closing deliveries required hereunder shall be made to the Escrow Agent pursuant to Section 1(c) below. On the Closing Date, the Company will deliver or cause to be delivered to each Buyer (the “Company Documents”):

(A) the items required to be delivered to Buyer pursuant to Section 8, duly executed by the Company where so required,

(B) a certificate ("Closing Certificate") signed by its chief executive officer or chief financial officer (1) representing the truth and accuracy of all the representations and warranties made by the Company contained in this Agreement, as of the applicable Closing Date, as if such representations and warranties were made and given on all such dates, (2) adopting the covenants and conditions set forth in this Agreement in relation to the applicable Debenture, and (3) certifying that an Event of Default has not occurred,

(C) a legal opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as Exhibit D attached hereto in relation to the Company, the applicable Debenture and the Transaction Documents ("Closing Legal Opinion"),

(D) a duly executed Debenture with a principal amount equal to such Buyer’s Subscription Amount, registered in the name of such Buyer,

(E) The Company shall have delivered to such Buyer a true copy of certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date prior to the Closing Date.

(F) The Company shall have delivered to such Buyer a true copy of certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date prior to the Closing Date.

(G) The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of the State of Nevada prior to the Closing Date.

On the Closing Date, each Buyer shall deliver or cause to be delivered to the Company the following (the “Buyer Documents”):

(A) this Securities Purchase Agreement duly executed by such Buyer,

(B) such Buyer’s Subscription Amount by wire transfer to the account as specified in writing by the Company (subject to offsets for any expenses to which such Buyer is entitled).

(f) Escrow. In order to facilitate the Closing, the Company and the Buyers have agreed to establish an Escrow Account with Company Counsel, into which each Buyer participating in the Closing shall deposit its Subscription Amount, by way of check or wire transfer of immediately available funds to the Escrow Account specified in the Escrow Agreement. For purposes of Closing, the Subscription Amount and Investor Documents deposited into the Escrow Account by the Buyers on account of the Company are deemed to have been delivered to the Company and the Company Documents deposited into the Escrow Account by the Company on account of the Buyers are deemed to have been delivered to the Buyers. All funds and documents delivered into the Escrow Account will be held and disbursed in accordance with the terms and provisions of the Escrow Agreement.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer represents and warrants to the Company solely as to such Buyer that:

(a) Investment Purpose. As of the date hereof, the Buyer is purchasing the Debenture and the shares of Common Stock issuable upon conversion of the Debenture or otherwise pursuant to the Debenture and the other Transaction Documents (including, without limitation, the Payment Shares) (such shares of Common Stock being collectively referred to herein as the “Conversion Shares") and, collectively with the Debenture and Conversion Shares, the "Securities") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; PROVIDED, HOWEVER, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and applicable state securities laws.

(b) Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act (an "Accredited Investor").

(c) Reliance On Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d) Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

(e) Transfer Or Re-Sale. The Buyer understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred or resold unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to counsel to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144") of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(e) and who is an Accredited Investor, or (d) the Securities are sold pursuant to Rule 144 or Rule 144; and (ii) any sale of such Securities made in reliance on Rule 144 or Rule 144 may be made only in accordance with the terms of said Rule. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(f) Organization; Authorization; Enforcement. Buyer is a duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Buyer has all requisite power and authority to enter into and perform this Agreement and the other Transaction Documents to which Buyer is a signatory and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents to which Buyer is a signatory have been duly and validly authorized and no further consent or authorization of Buyer, its manager or members is required. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the other Transaction Documents to which Buyer is a signatory, such agreements will constitute, legal, valid and binding agreements of the Buyer enforceable in accordance with their terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(g) Residency. The Buyer’s residency is as indicated on its signature page hereto.

(h) Knowledge And Experience. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(i) Short Sales Prior To The Date Hereof. Buyer and its Affiliates have not from the time that such Buyer first received a term sheet (written or oral) from the Company or any other person setting forth the material terms of the transactions contemplated hereunder until the date hereof entered into or effected, or attempted to induce any third party to enter into or effect, any short sales of the Common Stock, or any hedging transaction which establishes a net short position with respect to the Common Stock.

(j) Independent Investment Decision. Such Buyer has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and such Buyer confirms that it has not relied on the advice of any other Buyer's business and/or legal counsel in making such decision.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that, except as set forth on the Company’s disclosure schedules referred to herein and attached hereto or any update thereto prior to the Closing Date (so long as such schedules do not contain any material adverse change)(collectively, the “Disclosure Schedules”):

(a) Organization And Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company, their principal corporate address, and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the Securities, (ii) the business, operations, assets, or financial condition of the Company, taken as a whole, (iii) on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iv) the authority or the ability of the Company to perform its obligations under this Agreement, the Debenture. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

(b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Security Documents, the Debenture and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) except as otherwise set forth in Schedule 3(b), the execution and delivery of this Agreement, the Security Documents, and the Debenture by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debenture and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion of or otherwise pursuant to the Debenture ) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Security Documents, the Debenture, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) Articles and By-Laws. The Company has furnished to each Buyer true and correct copies of the Company's and each Subsidiary’s Articles of Incorporation as in effect on the date hereof ("Articles of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-Laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. In the event that the date of execution of this Agreement is not the Closing Date, the Company shall provide each Buyer with a written update of this representation signed by the Company's President and Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date (“Closing Bring-Down Certificate”). No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the best knowledge of the Company, between or among any of the Company’s stockholders.

(d) Issuance of Shares. Upon issuance upon conversion of the Debenture in accordance with its terms, and receipt of the exercise price therefor, the Conversion Shares, along with any Payment Shares or any other shares issued pursuant to the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

(e) Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of or otherwise pursuant to the Debentures. The Company's directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of or otherwise pursuant to the Debentures, and to otherwise issue Payment Shares or other shares of Common Stock to the Buyer is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company's Board of Directors has determined, in its good faith business judgment, that the issuance of the Securities hereunder and under the Debentures and the consummation of the transactions contemplated hereby and thereby are in the best interest of the Company and its stockholders.

(f) No Conflicts. Except as otherwise set forth in Schedule 3(f), the execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or Bylaws, (ii) trigger any resets of conversion or exercise prices in other outstanding convertible securities, warrants or options of the Company, (iii) trigger the issuance of securities by the Company to any third party, (iv) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (v) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except, in the case of clauses (i), (iv) and (v) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Except as set forth in Schedule 3(f), neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, the violation of which would have a Material Adverse Effect. Except as disclosed in Schedule 3(f) or as specifically contemplated by this Agreement or as required under the 1933 Act, the 1934 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Debentures in accordance with the terms hereof or thereof or to issue and sell the Debentures in accordance with the terms hereof and to issue the Conversion Shares upon conversion of or otherwise pursuant to the Debentures. Except as disclosed in Schedule 3(f), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(g) SEC Documents; Financial Statements. Since at least the beginning of the most recent fiscal quarter that began more than two (2) years prior to the Closing Date, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and since at least the beginning of the most recent fiscal quarter that began more than two (2) years prior to the Closing Date, and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). For purposes of this Agreement, “Timely Filed” shall mean that the applicable document was filed (i) by its original due date under the 1934 Act, or, if a request for an extension was timely filed, (ii) by such extended due date. True and complete copies of the SEC Documents are available on the SEC’s internet website (www.sec.gov), except for such exhibits and incorporated documents. Upon the request of a Buyer, the Company will promptly provide copies of the SEC Documents to such Buyer. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company (and the Buyers thereto) included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business, consistent with prior practice, subsequent to the date of the Company’s most recent 10-Q or 10-K and (ii) obligations under contracts and commitments incurred in the ordinary course of business, consistent with prior practice, and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(h) Absence of Certain Changes. Except for losses incurred in the ordinary course of business, consistent with prior practice, that have been publicly disclosed at least five (5) days prior to the date hereof or as set forth on Schedule 3(h) hereof, since the date of the Company’s most recent 10-Q or 10-K, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, or results of operations of the Company or any of its Subsidiaries. For purposes of this Section 3(h), the terms "Material Adverse Change" and "Material Adverse Development" shall exclude continuing losses that are consistent with the Company's historical losses. Except as disclosed in Schedule 3(h) or in the Company’s periodic reports on Form 10-Q, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has

(i) declared or paid any dividends on its Common Stock;

(ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business, consistent with prior practice;

(iii) except as set forth in Schedule 3(h), had capital expenditures, individually or in the aggregate, in excess of $100,000;

(iv) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(v) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business, consistent with prior practice, which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business, consistent with prior practice, during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

(vi) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business, consistent with prior practice;

(vii) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(viii) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business, consistent with prior practice;

(ix) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business, consistent with prior practice, or to the Purchasers or their representatives;

(x) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(xi) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(xii) made capital expenditures or commitments therefor that aggregate in excess of $50,000;

(xiii) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xiv) made charitable contributions or pledges in excess of $10,000;

(xv) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xvi) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xvii) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

(xviii) entered into an agreement, written or otherwise, to take any of the foregoing actions.

Except as set forth in Schedule 3(h), neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(i) No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is reasonably likely in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement, or has knowledge of a breach of any contract or agreement to which the Company or any of its Subsidiaries is a party, either of which in the judgment of the Company's officers has or is reasonably likely to have a Material Adverse Effect.

(j) Tax Status. Except as set forth on Schedule 3(j), the Company and each of its Subsidiaries has timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 3(j), none of the Company's tax returns is presently being audited by any taxing authority.

(k) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting (i) solely in the capacity of arm's length purchaser, and severally, and not jointly, with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by each Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to such Buyer’s purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(l) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to any Buyer. The issuance of the Securities to each Buyer will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

(m) No Brokers. The identity of any brokers or placement agents (each, a “Placement Agent”) that are receiving compensation in respect to this Offering, along with the amount of cash, warrants or other consideration that compose any compensation to each such broker or placement agent, are disclosed in Schedule 3(m) hereto. Other than as set forth on Schedule 3(m), the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

(n) Title To Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, encumbrances and defects except such as are described in Schedule 3(n) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

(o) Solvency. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below) and currently the Company has no information that would lead it to reasonably conclude that the Company or any subsidiary would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. Except as disclosed in Schedule 3(o), the Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year. For purposes of this Section 3(o), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(p) No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be, an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

(q) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company's businesses which have been disclosed in the Company’s public filings and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect other than as set forth in Schedule 3(q).

(r) Company Acknowledgment. The Company hereby acknowledges that each Buyer may elect to hold its Debenture for various periods of time, as permitted by the terms of the Transaction Documents and the Company further acknowledges that Buyer has made no representations or warranties, either written or oral, as to how long the Securities will be held by such Buyer or regarding Buyer’s trading history or investment strategies.

(s) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes material, nonpublic information concerning the Company or its Subsidiaries other than the existence of the transactions contemplated by this Agreement or the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, or that would be required to be disclosed by the Company or any Subsidiary under applicable securities laws on a registration statement on Form SB-2 or any other appropriate form filed with the SEC relating to an issuance and sale by the Company of its Common Stock, but which has not been so disclosed, in each case other than the transactions contemplated by this Agreement and by the other Transaction Documents.

(t) Absence of Certain Company Control Person Actions or Events. To the Company’s knowledge, during the past ten (10) years:

(i) No petition under the federal bankruptcy laws or any state insolvency law was filed by or against, and no receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(ii) No Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) No Company Control Person has been the subject of any order, judgment or decree, that was not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(A) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

(B) engaging in any type of business practice; or

(C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(iv) No Company Control Person has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

(v) No Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

For purposes hereof, “Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

(u) DTC Status. The Company's transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 3(u) hereto.

(v) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.

(w) Seniority. As of the Closing Date, no indebtedness or other equity of the Company is senior to or pari passu with the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

(x) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(y) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(y), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any indebtedness, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3(y) provides a detailed description of the material terms of any such outstanding Indebtedness.

(z) Conduct of Business. Except as set forth in Schedule 3(z), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, Bylaws or their organizational charter or bylaws, respectively. Except as disclosed in Schedule 3(z), neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market other than violations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as disclosed on Schedule 3(z) since at least January 1, 2007 , (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market, and the Company has not received any letters of inquiry from the SEC Division of Enforcement or state securities regulators in the past 24 months related to any potential or alleged violation of state or federal securities laws. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(aa) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(bb) Absence of Litigation. Except as disclosed in Schedule 3(bb-1), to the best knowledge of the Company or any of its subsidiaries, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such. Schedule 3(bb-2) contains a complete list and summary description of any known pending or threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it, if adversely decided, would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(cc) No Disagreements With Accountants or Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company or any Subsidiary to arise, between the Company or any Subsidiary and the accountants and lawyers formerly or presently employed by the Company or any Subsidiary, including but not limited todisputes or conflicts over payment owed to, or the adequacy of the performance of, such accountants or lawyers.

(dd) Obligations To Issue Additional Securities. Except as set forth in Schedule 3(dd), there are no outstanding debt or equity securities, warrants or options, or Common Stock Equivalents, and all contractual agreements of the Company, in each case, that contain any provisions (“Triggering Provisions”) that could require the adjustment to conversion or exercise prices of existing securities, or the issuance of additional securities triggered as a result of the issuance of securities by the Company or by the passage of time on or after the date of this Securities Purchase Agreement.

4. COVENANTS. Notwithstanding anything to the contrary herein, with respect to the covenants in this sections applicable to the Company: the Company’s obligations to follow such covenants shall continue until such time as less than 20% of the principal amount of Debenture issued in the Offering remain outstanding; and, any or all of such covenants may be waived by the written consent of the Required Holders (as defined in the Debenture).

(a) Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyer pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer.

(b) Reporting Status. The Company's Common Stock is registered under Section 12(b) or 12(g) of the 1934 Act. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all SEC Documents required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

(c) Capital Raising Limitations.

(i) The Company shall not issue any Variable Equity Securities (as defined below) until such time as the Debenture has been converted in full or paid off in full. If the Company issues any Variable Equity Securities (as defined below) at a price which is less than the applicable Fixed Conversion Price (as defined in the Debenture Agreement) then in effect, then the Fixed Conversion Price shall be adjusted to equal such price (regardless of whether or not such issuance was made with the required consent). For purposes hereof, the following shall be collectively referred to herein as, the “Equity Securities”: (i) Common Stock or any other equity securities, (ii) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or other equity securities, or (iii) any securities of the Company pursuant to an equity line structure or format similar in nature to this Offering. For purposes hereof, the following shall be collectively referred to herein as, the “Variable Equity Securities”: any debt or Equity Securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (i) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (ii) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security or upon the occurrence of specified contingent events directly or indirectly related to the business of the Company or the market for the Common Stock.

(ii) Investor’s Right of First Refusal. For any private capital raising transactions of Equity Securities which close after the date hereof and on or prior to the date that is sixty (60) days after the Termination Date of this Agreement, the Company agrees to deliver to Investor, at least ten (10) days prior to the closing of such transaction, written notice describing the proposed transaction, including the terms and conditions thereof, and providing the Buyer and its affiliates an option (the “Right of First Refusal”) during the ten (10) day period following delivery of such notice to purchase the securities being offered in such transaction on the same terms as contemplated by such transaction.

(iii) Exceptions to Rights of First Refusal. Notwithstanding the above, the Rights of First Refusal shall not apply to any transaction involving issuances of securities by the Company to a company being acquired by the Company, as payment to such company for such acquisition, in connection with a merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, or directors, of the Company, or a primary underwritten offering of the Company’s Common Stock, but each shall apply to the issuance of securities or options to consultants of the Company. The Rights of First Refusal also shall not apply to (a) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (b) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees or directors, (c) the issuance of debt securities, with no equity feature, incurred solely for working capital purposes or (d) the issuance of securities to a bona fide Strategic Investor. For purposes of this Section 4(c)(iii), a "Strategic Investor" shall mean an investor whose contacts, experience, and/or knowledge of the Company’s market adds value to the Company and improves the Company’s prospects for additional investment and/or business success.

(d) Injunctive Relief. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Agreement or any of the Transaction Documents. The Company acknowledges that a breach by it of its obligations under this Agreement or the other Transaction Documents, including but not limited to a breach of its obligations under this Subsection 4(d) hereof, will cause irreparable harm to each Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement or the other Transaction Documents, including but not limited to a breach of its obligations under this Subsection 4(d) hereof, will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement or the other Transaction Documents, that each Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement or the other Transaction Documents, including but not limited to a breach of its obligations under this Subsection 4(d) hereof, and to enforce specifically the terms and provisions of this Agreement and the other Transaction Documents, including but not limited to its obligations under this Subsection 4(d), without the necessity of showing economic loss and without any bond or other security being required. Specifically, the Buyer shall be entitled to injunctive relief to cause the court to rescind any financing or financings or other transactions between the Company and a third party that are in violation of this Subsection 4(d).

(e) Authorization And Reservation of Shares.

(i) Authorization and Reservation Requirements. The Company represents that it has at least 1,500,000,000 authorized shares of Common Stock and covenants that it will initially reserve (the “Initial Share Reservation”) from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least 150% of the Original Principal Amount of the Debentures, divided by the Conversion Price in effect on the date of the Initial Share Reservation, free from preemptive rights, to provide for the issuance of Common Stock upon the conversion of the Debentures (the “Initial Share Reservation Requirement”). The Company further covenants that, beginning on the date hereof, and continuing throughout the period that any Debentures remain outstanding, the Company shall at all times have authorized, and reserved (together with the Initial Share Reservation Requirement, collectively referred to as the “Ongoing Share Reservation Requirement”) for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding portion of the Debentures and issuance of the Conversion Shares in connection therewith (based on the Conversion Price (as defined in the Debentures) in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of or otherwise pursuant to the Debentures without the consent of the Buyers. The Company shall at all times maintain the number of shares of Common Stock so reserved for issuance at no less than 100% of the number that is then actually issuable upon full conversion of the Debentures (based on the Conversion Price (as defined in the Debentures) in effect from time to time) (without regard to any limitations on the number of shares issuable upon the Conversion of the Debentures).

(ii) Stockholder Approval. If at any time the number of shares of Common Stock authorized and reserved for issuance is below 100% of the number of Conversion Shares issued and issuable upon conversion of or otherwise pursuant to the Debentures (based on the Conversion Price (as defined in the Debentures) in effect from time to time), together with the Payment Shares and any other shares of Common Stock issued or issuable pursuant to the terms of the Transaction Documents, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(e), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

(f) Acknowledgment Regarding Purchasers’ Trading Activity. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(g) Listing. The Company shall use its reasonable commercial efforts following the filing of a registration statement relating to the Conversion Shares to promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of or otherwise pursuant to the Debentures . The Company will use its reasonable commercial efforts to obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on an Eligible Market (whichever Eligible Market is at the time the principal trading exchange or market for the Common Stock is referred to herein as the "Principal Market"), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable. The Company shall promptly provide to Buyer copies of any notices it receives from the Principal Market and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

(h) Corporate Existence. So long as a Buyer beneficially owns any portion of the Debentures, the Company shall maintain its corporate existence in good standing and remain a “Reporting Issuer” (defined as a Company which files periodic reports under the 1934 Act).

(i) No Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities to the Buyers in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Buyers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

(j) Limitation On Rate of Issuance of Shares The parties agree that, if by virtue of this AGREEMENT, or by virtue of any other agreement between the parties, Holder becomes entitled to receive from the Company a number of shares of Common Stock of the Company (collectively, “Issuable Securities”), such that the sum of (1) the number of shares of Common Stock of the Company beneficially owned by Holder and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture, or the unexercised or unconverted portion of any other security of Holder subject to a limitation on conversion or exercise analogous to the limitations contained herein)(collectively, the “Beneficially Owned Shares”) and (2) the number Issuable Securities described above, with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% (the “Maximum Percentage”) of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”), then the Company shall immediately deliver to Holder the number of shares of Common Stock of the Company, that can be issued without exceeding the Beneficial Ownership Limitation, and the Company shall not issue shares of Common Stock to the Buyer in excess of the Beneficial Ownership Limitation.

For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined by the Holder in accordance with Section 13(d) of the 1934 Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso to the immediately preceding sentence, and PROVIDED THAT the Beneficial Ownership Limitation shall be conclusively satisfied if the applicable notice from Holder includes a signed representation by the Holder that the issuance of the shares in such notice will not violate the Beneficial Ownership Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

The parties agree that, in the event that the Company receives any tender offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an “Offer”), or in the event the Company is issuing Default Shares (as defined in the Debenture) to the Buyer, then “4.99%” shall be automatically revised immediately after such offer to read “9.99%” each place it occurs in the first two paragraphs of this Section 4(n) above. Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer. In addition, the Beneficial Ownership Limitation provisions of this Section 4(k) may be waived by such Holder, at the election of such Holder, upon not less than sixty-one (61) days’ prior notice to the Company, to change the Beneficial Ownership Limitation to any other percentage not less than 4.99% and not in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Debenture held by the Holder and the provisions of this Section 4(j) shall continue to apply, provided that, if an Event of Default occurs under the Debenture, thereafter the Beneficial Ownership Limitation provisions of this section may be waived by such Holder, at the election of such Holder, upon not less than sixty-one (61) days’ prior notice to the Company, to change the Maximum Percentage to any other percentage not less than 4.99% (and not limited to 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the provisions of this section shall continue to apply. The limitations on conversion set forth in this subsection are referred to as the “Beneficial Ownership Limitation.” Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% Beneficial Ownership Limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder.

The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(k) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

Maximum Exercise of Rights. In the event the Buyer notifies the Company that the exercise of the rights described herein, or the issuance of Payment Shares or other shares of Common Stock issuable to the Holder under the terms of the Transaction Documents (collectively, “Issuable Shares”) would result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Buyer calculated in the manner described in this Section 4(j) of this Agreement, then the issuance of such additional shares of Common Stock of the Company to such Buyer will be deferred in whole or in part until such time as such Buyer is able to beneficially own such Common Stock without exceeding the maximum amount set forth calculated in the manner described in herein. The determination of when such Common Stock may be issued shall be made by each Buyer as to only such Buyer.

(k) Non-Public Information. The Company covenants and agrees that from and after the date hereof, neither it nor any other Person acting on its behalf will provide any Buyer or its agents or counsel with any information that constitutes material non-public information, unless prior thereto such Buyer shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Buyer shall be relying on the foregoing representations in effecting transactions in securities of the Company. In the event of a breach of the foregoing covenant by the Company, or any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Company shall publicly disclose any material, non-public information in a Form 8-K within five (5) Business Days of the date that it discloses such information to the Buyer. In the event that the Company discloses any material, non-public information to the Buyer and fails to publicly file a Form 8-K in accordance with the above, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that each Buyer shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(l) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(e) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(e) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

5. SECURITY; SENIOR DEBT. The Debentures are Secured by the Security Agreement and the Intellectual Property Security Agreement of the same date. The Company hereby represents that the Investor has a senior lien on the Collateral (as defined in the Security Agreement), and agrees from the Original Issue Date (as defined in the Debentures) of the Debentures through the date that all of the Debentures have been paid in full or converted in full, not to grant any liens on the Collateral and not to permit any Subsidiary to incur any indebtedness that is senior to or pari passu with the Debentures and, before entering into any future debt with a third party or permitting any Subsidiary to enter into any future debt with a third party, the Company shall first obtain a subordination agreement, satisfactory to Investor, from the proposed debt holder. The Company agrees to take all necessary actions to assist the Investor in perfecting the Investor’s lien on each piece of Collateral within ten (10) days of the date hereof, including but not limiting to signing and delivering the appropriate forms.

The Company hereby represents that, except as otherwise set forth on Schedule 5 annexed hereto, there are no liens or encumbrances on the Collateral. The Company agrees that from the Original Issue Date of the Debentures through the date that all of the Debentures have been paid in full or converted in full (the “Covered Period”), the Company shall not enter into, create, incur, assume or suffer to exist any mortgage, lien, pledge, charge, Security interest or other encumbrance that is senior to or pari passu with the Debentures (collectively, “Liens”) upon or in the Collateral owned by the Company or any of its Subsidiaries and shall not assign or transfer any interest in the Collateral owned by the Company or any of its Subsidiaries. In the event that the Company attempts to place any Lien or Liens on the Collateral or attempts to assign or transfer any interest in the Collateral during the Covered Period, the Buyer shall have the right to apply for an injunction in any state or federal courts sitting in the City of Atlanta, Georgia to prevent such Lien or transfer.

6. LEGENDS.

(a) The Conversion Shares, together with any other shar es of Common Stock that are issued or issuable pursuant to the Transaction Documents shall be referred to herein as the “Issued Common Shares.” Certificates evidencing the Issued Common Shares shall not contain any legend restricting the transfer thereof (including the legend set forth in Section 3(e) of the Debentures): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the 1933 Act, or (ii) following any sale of such Issued Common Shares pursuant to Rule 144, or (iii) if such Issued Common Shares are eligible for sale and are to be sold under Rule 144, or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the Commission)(collectively, the “Unrestricted Conditions”). The Company shall cause its counsel subject to applicable law to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the issuance of Issued Common Shares without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance of Issued Common Shares, then such Issued Common Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 6(a), it, subject to applicable law, will, no later than three (3) Trading Days following the delivery by a Buyer to the Company or the Company’s transfer agent of a certificate representing Issued Common Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver, or cause the Transfer Agent to deliver at the Company’s expense, to such Buyer a certificate representing such shares that is free from all restrictive and other legends. It is agreed and understood that, even though the Company was at one time a Shell Company under Rule 144(i)(1)(i), Issued Common Share issued to the Investor hereunder shall be freely tradeable under Rule 144 and the Unrestricted Conditions shall be met at all times following the date that is six (6) months after the date of such issuance, provided that the Company remains current in its public reporting under the 1934 Act hereafter and provided that the Buyer is not then an affiliate of the Company.

(b) Nothing herein shall limit such Buyer’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Buyer shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(c) Each Buyer, severally and not jointly with the other Buyers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 6 is predicated upon the Company’s reliance that each Buyer will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Debentures to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Buyer shall have executed each of the Transaction Documents which requires Buyer’s signature, and delivered the same to the Company or its designated escrow agent.

(b) The Buyer shall have delivered the applicable Purchase Price in accordance with Section 1(b) above to the Company or its designated escrow agent.

(c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Debenture at each Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

(a) The Company shall have executed this Agreement, the Security Documents, and delivered the same to the Buyer.

(b) The Company shall have delivered to such Buyer the duly executed Debenture in accordance with Section 1 above.

(c) The representations and warranties of the Company contained in this Agreement, as modified by the Exhibits and Schedules hereto, shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates (the “Officer’s Certificate”), executed by the President and Chief Executive Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) Trading in the Common Stock on the Principal Market shall not have been suspended by the SEC or the Nasdaq.

(f) The Buyer shall have received a Closing Legal Opinion as further described in Section 1(b)(v)(C) hereof.

(g) The Buyer shall have received a Closing Certificate described in Section 1(b)(v)(B) above, dated as of the Closing Date.

(h) In accordance with the terms of the Security Documents, the Company shall have delivered to the Buyer (i) the Security Agreement signed by the Company and each of its subsidiaries, (ii) the Subsidiary Guarantee, duly executed by each of the Company’s subsidiaries, (iii) certificates representing the Subsidiaries' shares of capital stock, along with duly executed blank stock powers, (iv) appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document and (v) the Patent Security Agreement, duly executed by the Company.

(i) Prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer (A) certified copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries filed in the prior five (5) years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Buyers, shall cover any of the Collateral (as defined in the Security Documents) and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers shall not show any such Liens (as defined in the Security Documents); and (B) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Buyers.

(j) The Company shall have received funds from Buyers representing their respective Purchase Prices in an amount equal to the Offering Amount.

(k) No Material Adverse Changes have occurred since the date that the Buyer executed this Agreement.

9. GOVERNING LAW; MISCELLANEOUS.

(a) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Atlanta, Georgia. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Atlanta, Georgia for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. THE PARTIES HEREBY WAIVE ALL RIGHTS TO, AND AGREES NOT TO REQUEST, A TRIAL BY JURY FOR ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR BY ANY OF THE TRANSACTION DOCUMENTS.

(b) Counterparts; Signatures By Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and supersede all previous communication, representation, or Agreements whether oral or written, between the parties with respect to the matters covered herein. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. The Agreement may not be orally modified. Only a modification in writing, signed by authorized representatives of both parties will be enforceable. The parties waive the right to rely on any oral representations made by the other party, whether in the past or in the future, regarding the subject matter of the Agreement, the instruments referenced herein or any other dealings between the parties related to investments or potential investments into the Company or any securities transactions or potential securities transactions with the Company.

(f) Independent Nature of Buyers’ Obligations And Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. Each Buyer has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.

(g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

amnon.gonenne@mabcure.com and/ or
ron.kalfus@mabcure.com

With a copy (which shall not constitute notice) to:

Attn: Steve Kronengold, Esq.
SRK Law Offices
Oppenheimer 7
Rehovot ISRAEL 76701
steve@kronengold.com
Tel: + 972-8-936-0998
cell: + 972-528-399-717
US tel: (718)360-5351
Fax: (     ) _____________

If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

Each party shall provide notice to the other party of any change in address.

(h) Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(e), Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "Affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

(i) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j) Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive the closing hereunder for the maximum period permitted by applicable law notwithstanding any due diligence investigation conducted by or on behalf of the Buyer.

(k) Indemnification. The Company (the “Indemnifying Party”) agrees to indemnify and hold harmless each Buyer and all its respective officers, directors, employees, investors, agents, members and managers (the “Indemnified Party”) from and against any and all third party actions, causes of action, suits, and claims, and for all loss or damage, including without limitation, the fees, costs, and disbursements of legal counsel, in connection therewith, arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement. .

Promptly after receipt of notice of the commencement of any action against an Indemnified Party, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof and the basis hereunder upon which a claim for indemnification is asserted, but the failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. In the event of the commencement of any such action, the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof with counsel satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party hereunder for any legal expenses (including attorneys' fees, costs and disbursements) subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, PROVIDED, HOWEVER, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

As to cases in which the Indemnifying Party has assumed and is providing the defense for the Indemnified Party, the control of such defense shall be vested in the Indemnifying Party; provided that the consent of the Indemnified Party shall be required prior to any settlement of such case or action, which consent shall not be unreasonably withheld. As to any action, the party which is controlling such action shall provide to the other party reasonable information (including reasonable advance notice of all proceedings and depositions in respect thereto) regarding the conduct of the action and the right to attend all proceedings and depositions in respect thereto through its agents and attorneys, and the right to discuss the action with counsel for the party controlling such action.

(l) Publicity. The Company and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, FINRA or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon). The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Buyers without the consent of the Buyers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

(m) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement, the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby.

(n) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(o) Remedies. The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that Buyer shall be entitled, in addition to all other available remedies in law or in equity, to seek an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

10. NUMBER OF SHARES AND PURCHASE PRICE. Buyer subscribes for a Debenture in the Original Principal Amount equal to the subscription amount (“Subscription Amount”) set forth on such Buyer’s signature page below against payment by wire transfer in the amount of the Subscription Amount (less any offset of expenses as permitted hereunder).

The undersigned acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Buyer does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Buyer by the following signature(s) executed this Agreement.

Dated this 18th day of January, 2011.

Your Signature	PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Buyer’s Subscription Amount: $100,000.

THIS AGREEMENT IS ACCEPTED BY THE COMPANY IN THE AMOUNT OF $100,000 (“SUBSCRIPTION AMOUNT”) ON THE 18th DAY OF JANUARY, 2011.

MabCure, Inc.

By:________________________________

Print Name:______________________________

Title:_______________________________